UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):  July 15, 2009

aVINCI MEDIA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-17288	75-2193593
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
11781 South Lone Peak Parkway, Suite 270

_____________Draper, UT 84020____________
(Address of principal executive offices) (Zip Code)

   801- 495-5700
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director Resignation

Jerrell G. Clay and Stephen B. Griggs resigned from the Board of Directors of aVinci Media Corporation (the "Company") effective as of July 15, 2009.  Mr. Clay and Mr. Griggs were board members of Secure Alliance Holdings Corporation and joined the Company's board of directors after the Company's reverse merger with Secure Alliance Holdings Corporation on June 6, 2008.  Both Mr. Clay and Mr. Griggs, who agreed to serve on the Company's Board of Directors during the past year's transition period, cite that they currently do not have sufficient time to devote to the responsibilities of a director of the Company.  The Company will not currently replace Mr. Clay or Mr. Griggs as board members but will initiate a search for independent board members to eventually serve on the Board of Directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

aVINCI MEDIA CORPORATION:
(Registrant)

Date: July 21, 2009	By:	/s/ Chett B. Paulsen
CHETT B. PAULSEN
Chief Executive Officer/President